Exhibit 10.27

Lucid Group, Inc.
Executive Severance Benefit Plan
Participation Agreement – [Participant’s Position/Title]

To: ___________________________________

Date: _________________________________

On behalf of Lucid Group, Inc., I am pleased to inform you that you have been designated as eligible to be a Participant in the Lucid Group, Inc. Executive Severance Benefit Plan (the “Plan”). The consolidated Plan document and Summary Plan Description is attached to this Participation Agreement. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Agreement and this Participation Agreement is an integral part of the Plan.

The table below designates the benefits that you are eligible to receive pursuant to the Plan if you otherwise meet the eligibility requirements.

SEVERANCE BENEFITS (Refer to the Plan document for specific definitions and terms)
Termination Event	Salary Continuation	Maximum Duration of COBRA or COBRA- Equivalent Payment Period	Percentage of Outstanding Unvested Equity Awards That Will Accelerate (to the extent eligible for acceleration under the Plan)
Non-Change of Control Termination	[__] months of your Monthly Base Salary	[__] months	[__]% plus [_]% per Year of Service, less vesting acceleration otherwise provided in option grant, employment agreement or other documentation, up to [__]% maximum
Change of Control Termination	[__] months of your Monthly Base Salary and Monthly Bonus Amount	[__] months	100%

 Please refer to the consolidated Plan for an explanation of these benefits and the related defined terms, including, without limitation, “Non-Change of Control Termination” and “Change of Control Termination”.

We appreciate your service to [specify/Lucid Group, Inc. and its Participating Subsidiaries]. If you wish to participate in this Plan, please carefully review the terms of the Plan and this Participation Agreement (see the next page). You will not be considered a Participant in the Plan, unless and until you sign and return to [specify/General Counsel] the unmodified and signed Participation Agreement no later than [30 days from the date set forth above/specify date].

LUCID GROUP, INC.

Signature
Title
Date

2

Lucid Group, Inc.
Executive Severance Benefit Plan
Participation Agreement – [Participant’s Position/Title]

By accepting participation in the Plan, based on the terms and conditions of the Plan and this Participation Agreement and as evidenced by my signature below, I represent, agree and acknowledge the following:

•	I have been provided with the consolidated Plan document and summary description and have reviewed and had an opportunity to ask questions of the Company,
•	I understand any dispute arising under the Plan is subject to binding arbitration as set forth in Section 13(g) of the Plan and, accordingly, I irrevocably waive my right, by participating in this Plan, to bring an action in court and agree to binding arbitration,
•	I have either consulted with my personal tax or financial planning advisor and/or lawyer regarding the legal and tax consequences of my participation in the Plan, or I knowingly decline to do so,
•	I will rely solely on my advisors and not on any statements or representations of the Company or any of its agents regarding the tax consequences of my participation and, furthermore, I am solely responsible for any tax liability that may arise as a result of my participation in the Plan,
•	I irrevocably waive any and all rights related to severance or benefits provided in connection with my termination of employment or service under any and all prior agreements and plans sponsored or provided by the Company or any of its affiliates (including but not limited to the Participant Notice under the Atieva USA, Inc. Severance Plan dated [date]), and
•	I find that the consideration offered to me in this Participation Agreement and the Plan is sufficient for me to waive such rights.

Please return to [specify/General Counsel] this Participation Agreement signed by you by the deadline specified in the Participation Agreement and retain a copy, along with the Plan document, for your records.

Signature
Print Name
Date

3